EXHIBIT 10.6

[TRAC Letterhead]

March 13, 2003

Riley & Scott Racing

1200 N Main St.

Speedway, IN 46224

The purpose of this letter is to confirm the verbal amendment of the contract between Riley & Scott and Team Racing Auto Circuit (TRAC) dated October 19, 2001.

Based on TRAC’s inability to make scheduled payments in accordance with the aforementioned contract the following payments were made:

1.	$500,000 payment made prior to August 30, 2002

2.	Monthly payments of $50,000 for the six months beginning October 1, 2002

Based on the revised payment schedule, Riley & Scott suspended production of the race cars. Given eight weeks lead time, Riley & Scott is prepared to agree upon and resume car production under amended production and payment schedules when notified by TRAC.

We confirm to you that TRAC is not in violation of this agreement as amended as of December 31, 2002 and through the date of this letter. Additionally, we confirm to you that no additional amounts or penalties were due under this contract as of December 31, 2002.

/s/ TERRY HANSON	April 7, 2003
Terry Hanson President, Team Racing Auto Circuit	Date

/s/ RON MCMAHON	April 7, 2003
Riley & Scott Racing, LLC	Date